Exhibit 10.18

EXECUTION COPY

PATENT, COPYRIGHT AND TECHNOLOGY LICENSE AGREEMENT

BY AND BETWEEN

LENOVO (BEIJING) LIMITED,

AND

LEGEND HOLDINGS LIMITED

YU BING

WANG ZHENG

for and on behalf of LWY

2

Section 12.6 Severability	12
Section 12.8 Section Headings	12
Section 12.9 Counterparts	13
Section 12.10 No Strict Construction	13
Section 12.11 Language	13
Section 12.12 Further Assurances	13

3

PATENT, COPYRIGHT AND TECHNOLOGY LICENSE AGREEMENT

SCHEDULES

SCHEDULE 1.1	DEFINITIONS

SCHEDULE 2.1.1	LICENSEE LICENSED INTELLECTUAL PROPERTY SUBJECT TO EXCLUSIVE LICENSE

SCHEDULE 2.1.2	LICENSEE LICENSED INTELLECTUAL PROPERTY SUBJECT TO NON-EXCLUSIVE LICENSE

SCHEDULE 2.1.3	LICENSEE LICENSED COPYRIGHT

EXHIBIT A	ACCESSION INSTRUMENT

PATENT, COPYRIGHT AND TECHNOLOGY LICENSE AGREEMENT

THIS PATENT, COPYRIGHT AND TECHNOLOGY LICENSE AGREEMENT (this “Agreement”), dated as of October 19, 2004, is entered into by and between Legend Holdings Limited, Yu Bing and Wang Zheng, for and on behalf of LWY (as defined below) (“Licensee”), and Lenovo (Beijing) Limited, a company established under the laws of the People’s Republic of China (“Licensor”) which is a wholly-owned subsidiary of Lenovo Group Limited, a company organized under the laws of the Hong Kong Special Administrative Region of the PRC, (“Seller”). Licensee on the one hand, and Licensor on the other hand, are each sometimes referred to herein as a “Party” and collectively as the “Parties” to this Agreement.

WHEREAS, AsiaInfo Holdings, Inc. (“Purchaser”) and Seller are parties to an Acquisition Agreement dated as of July 27, 2004, as supplemented and amended (the “Acquisition Agreement”) pursuant to which Seller has agreed to sell (and cause the Selling Subsidiaries to sell) the Assets to Purchaser, and Purchaser has agreed to purchase the Assets from Seller and the Selling Subsidiaries, on the terms and subject to the conditions of the Acquisition Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1

Definitions

The capitalized terms used in this Agreement have the respective meanings set forth in Schedule 1.1 or as defined herein. All other capitalized terms used and not otherwise defined in this Agreement have the respective meanings set forth in the Acquisition Agreement.

ARTICLE 2

License Grant

Section 2.1. Grant.

2.1.1. Subject to the terms and conditions set forth in this Agreement, Licensor hereby grants to Licensee a limited, royalty-free, fully paid-up, worldwide, exclusive license (without the right to sublicense except as provided in Section 2.1.4 below, and without the right to assign except as provided in Section 12.2 below), to the Licensee Licensed Intellectual Property identified on Schedule 2.1.1 hereto, to practice, make and use the inventions, ideas and information embodied therein, and to make, use, offer to sell, sell, lease or import Products, services, processes, methods and materials embodying or deriving from the inventions, ideas and information from such Licensee Licensed Intellectual Property solely in the conduct of the Licensed Business. For the purpose of this Agreement, an exclusive license means a license from Licensor conferring on Licensee, to the exclusion of all other persons (including Licensor), the rights granted in this Agreement in respect of the Licensee Licensed Intellectual Property in connection with the conduct of the Licensed Business. As to any item of Licensee Licensed Intellectual Property, the term of such license shall continue for the period of validity for such Licensee Licensed Intellectual Property.

2.1.2. Subject to the terms and conditions set forth in this Agreement, Licensor hereby grants to Licensee a limited, royalty-free, fully paid-up, worldwide, non-exclusive license (without the right to sublicense except as provided in Section 2.1.4 below, and without the right to assign except as provided in Section 12.2 below), to the Licensee Licensed Intellectual Property identified on Schedule 2.1.2 hereto, to practice, make and use the inventions, ideas and information embodied therein, and to make, use, offer to sell, sell, lease or import Products, services, processes, methods and materials embodying or deriving from the inventions, ideas and information from the Licensee Licensed Intellectual Property solely in the conduct of the Licensed Business. As to any item of Licensee Licensed Intellectual Property, the term of such license shall continue for the period of validity for such Licensee Licensed Intellectual Property.

2.1.3. Subject to the terms and conditions set forth in this Agreement, Licensor hereby grants to Licensee a limited, royalty-free, fully paid-up, worldwide, non-exclusive license (without the right to sublicense except as provided in Section 2.1.4 below), and without the right to assign except as provided in Section 12.2 below), to use, copy, develop and exploit the Licensee Licensed Copyright for and in connection with the conduct of the Licensed Business, including without limitation, to use, copy, develop and exploit for the purposes of the development of all relevant software and system applications and websites in relation to the conduct of the business of the Security Services Division. The Licensee may make as many copies of the Licensee Licensed Copyright as are reasonably necessary for the ordinary use of the Licensee Licensed Copyright and for archival and back-up purposes. The term of such license shall continue for the period of validity for such Licensee Licensed Intellectual Property.

2.1.4. Sublicense Rights.

(a) Licensor hereby grants to Licensee the right to sublicense its rights granted under this Agreement only to Purchaser, Purchasing Subsidiaries and Lenovo Computer System Technology Services Limited (each, a “Sublicensee”), in each case engaged in the conduct of the Licensed Business; provided that Licensee ensures that each such Sublicensee executes an accession instrument in order to accede to this Agreement and establish contractual privity with Licensor, and each such sublicense is limited solely to use in connection with such sublicensee’s conduct of the Licensed Business. A form of such accession instrument is attached hereto as Exhibit A.

(b) By execution of an accession instrument to this Agreement, such Sublicensee shall acknowledge that the technology that is subject to this Agreement constitutes or comprises confidential information and shall agree that any use or disclosure by such Sublicensee of such confidential information beyond that expressly authorized in this Agreement is prohibited.

(c) Licensee shall use best efforts as appropriate to ensure that each Sublicensee complies with the restrictions on use and disclosure of confidential information in this Agreement and the applicable sublicense. If Licensee reasonably suspects, or if Licensor notifies Licensee that Licensor reasonably suspects, that a Sublicensee is not in compliance with restrictions on use and disclosure of confidential information in this Agreement, Licensee agrees to use best efforts as appropriate to cooperate with Licensor in investigating such non-compliance. If, after such investigation, Licensor reasonably believes that a Sublicensee is not in compliance with the restrictions on use and disclosure of confidential information in this Agreement, then Licensor may request, and Licensee shall arrange, a timely audit of the Sublicensee’s compliance with such restrictions in this Agreement, at Licensor’s sole expense, and by a Third Party auditor selected by Licensee and approved by Licensor. If Licensee reasonably believes a Sublicensee is not in compliance with the restrictions on use and disclosure of confidential information in this Agreement, then Licensee shall promptly notify Licensor thereof and may arrange an audit, at Licensee’s sole expense, by a Third Party auditor selected by Licensee. The Third Party auditor shall determine the scope of the audit and disclose the results of any such audit conducted pursuant to this Section 2.1.4(c) only to Licensee, and Licensee shall share all such results with Licensor as soon as possible. If the results of any such audit show that the Sublicensee is not in compliance with the restrictions on use and disclosure of confidential information in this Agreement, then Licensee shall (i) take appropriate steps to address such non-compliance, (ii) take immediate action to stop any such use or disclosure that violates such restrictions and retrieve, to the extent possible, any confidential information of Licensor, (iii) immediately terminate the sublicense of any Sublicensee willfully or negligently at fault for a material violation of such restrictions and (iv) promptly notify Licensor of any sublicense that has been terminated pursuant to this Section 2.1.4(c).

(d) The Parties agree that each Sublicensee, if any, shall accede to Licensee’s obligations under this Agreement so that Licensor may take legal or other action for damages and all other appropriate relief and exercise any other rights or remedies that Licensor or Licensee may have at law or in equity against such Sublicensee relating to, or arising from, such Sublicensee’s breach of its agreement to sublicense hereunder. At Licensor’s expense, Licensee shall reasonably cooperate with Licensor in such taking of legal action or exercising of such rights or remedies. Further, Licensor may, to the extent not inconsistent with the provisions of Article 11 hereof, take any action or pursue or exercise any right, remedy or action against Licensee to the extent caused by, arising out of, or in connection with or relating to, any of Licensee’s inaction or any breach of, or failure to perform, any obligation or covenant of Licensee under this Agreement in connection with any breach by Sublicensee of its agreement to sublicense hereunder.

Section 2.2. Reservation of Rights. All rights not expressly granted by Licensor hereunder are reserved to Licensor. Without limiting the generality of the foregoing, Licensor and Licensee expressly acknowledge that nothing contained herein shall be construed or interpreted as a grant, by implication or otherwise, of any licenses other than the licenses specified in Section 2.1.

Section 2.3. Licensor Obligations. Licensor hereby acknowledges and agrees that it shall, and shall cause its Affiliates to, execute or deliver any further instruments, information, explanations or documents and take all such further action as may be necessary to grant to Licensee the licenses hereunder, to enable Licensee to practice, make and use the invention, technology or ideas covered by the Licensee Licensed Intellectual Property and to use, develop and exploit the Licensee Licensed Copyright, and for Licensee to fully enjoy all of the rights and benefits to, the Licensee Licensed Intellectual Property as provided in this Agreement, subject in each case to the limitations herein described.

Section 2.4. Scope of Licenses. The Parties expressly and specifically agree that the licenses granted herein shall be limited to, and the Licensee Licensed Intellectual Property shall not be used beyond, the Licensed Business. Licensee acknowledges that the technology that is subject to this Agreement constitutes or comprises confidential information and shall agree that any use or disclosure by such Licensee of such confidential information beyond that expressly authorized in this Agreement is prohibited.

Section 2.5. Modifications to Schedules 2.1.1 and 2.1.2. The Parties agree that, when and if it becomes necessary during the term of this Agreement for Licensee, Purchaser or the Purchasing Subsidiaries to use any other or any, as the case may be, Intellectual Property Rights (other than the Lenovo Trademarks) that are being used or are held for use by Licensor in the conduct of the Licensed Business as of the Closing Date in order for Licensee, Purchaser or the Purchasing Subsidiaries to properly conduct such business as contemplated hereunder and under the Acquisition Agreement, Licensor shall, and Seller shall procure the relevant Selling Subsidiaries to, grant to the Licensee a license in respect of such Intellectual Property Rights (other than the Lenovo Trademarks, which are subject to a separate agreement by and among the parties) on the same terms and conditions as set forth in this Agreement and such Intellectual Property Rights shall be regarded as Licensee Licensed Intellectual Property for the purpose of this Agreement and Schedule 2.1.1 or 2.1.2, as the case may be, shall, from the date of the relevant grant, be deemed to be modified to include such Intellectual Property Rights.

Section 2.6. Improvements. Subject to Section 7.3(c) of the Supplement, all improvements and enhancements to the Licensee Licensed Intellectual Property made, developed, created, invented or discovered by Licensee and/or any Sublicensee shall belong to Licensee and/or such relevant Sublicensee.

Section 2.7. Limitations on Grant. Licensee expressly acknowledges and agrees that (i) all of its rights to use the Licensee Licensed Intellectual Property are set forth herein, (ii) nothing herein shall be construed to convey any rights to Licensee in any Intellectual Property Rights of Licensor or its Affiliates (including, without limitation, any improvements or enhancements made by Licensor or its Affiliates to any of the Intellectual Property Rights granted by Licensor and its Affiliates to Licensee hereunder), which in their entirety are made, developed, conceived, or otherwise created without contribution by Licensee or its Affiliates after the date of this Agreement and (iii) it shall use the licenses granted pursuant to Sections 2.1 to the Licensee Licensed Intellectual Property exclusively in the Licensed Business. Notwithstanding anything else herein, each license herein granted to any registered patent is limited to the territory or jurisdiction in which such registered patent has been issued.

ARTICLE 3

Consideration

The consideration for the license granted hereunder consists of the substantial benefits derived by Licensor and Licensee from the Purchaser’s purchase of the Assets from the Seller, as set forth in the Acquisition Agreement, and the consummation of the transactions contemplated thereby, there being no further consideration or royalty payable in respect thereof.

ARTICLE 4

Licensee Licensed Intellectual Property Maintenance and Registration of Agreement

Section 4.1. Maintenance of Patents. Except as stated in the proviso to the following sentence, neither Licensor, nor any of its Subsidiaries, is required to file any patent application, or to secure any patent or patent rights, or to maintain any Licensee Licensed Intellectual Property in force. Payment of maintenance fees and the taking of any other appropriate maintenance action for the Licensee Licensed Intellectual Property listed on Schedules 2.1.1 and 2.1.2 shall be at the sole discretion of, and is the financial responsibility of, Licensor; provided, however, that Licensor agrees that for twenty-four (24) months from the Closing Date, Licensor shall pay all of the maintenance fees and take any and all other appropriate maintenance action for the Licensee Licensed Intellectual Property in Schedule 2.1.1 and 2.1.2; provided further that in no event shall such fees include any fees payable in respect of recording this Agreement on behalf of Licensee, which fees shall be borne by Licensee. Following such twenty-four (24) month period, in the event that Licensor decides not to maintain any such Patents, Licensor will give Licensee written notice of such decision at least three (3) months prior to the date that appropriate maintenance action must be taken provided that such notice period of three (3) months shall not apply if Licensor receives any notice from the relevant Government Authority with regard to any application of any Patents and the period within which any appropriate maintenance action required to be taken in respect of such Patent application is less than three (3) months from the date such notice is issued, in which case, if Licensor decides not to maintain such Patent application, Licensor shall, within five (5) Business Days of receiving such notice, give written notice of such decision to Licensee, and Licensee will have the option of taking the appropriate maintenance action with respect to such Patents and maintaining the application or registration to such Patents for no additional consideration to Licensor in accordance with the terms of this Agreement and Licensor shall forthwith execute any necessary documents or instruments for transferring and assigning all right, title and interest that Licensor has in such Patents to Licensee at Licensee’s cost and expense but for no additional consideration to Licensor. If Licensee does not take such maintenance action before the deadline for taking such action, then such Licensee Licensed Intellectual Property will be permitted to lapse.

Section 4.2. Licensee shall be responsible for the registration or approval of this Agreement by the relevant local authorities as required by local law and regulations in respect of the rights granted pursuant to Section 2.1 and bear the relevant fees in respect thereof.

ARTICLE 5

Enforcement

Section 5.1. Notice.

5.1.1. Licensee agrees to promptly notify Licensor in writing of any infringement or misappropriation of any of the Licensee Licensed Intellectual Property to which Licensee or any Sublicensee becomes aware and will provide Licensor with any and all evidence in its possession, if any, of such infringement or misappropriation.

5.1.2. Licensor agrees to promptly notify Licensee in writing of any infringement or misappropriation of any of the Licensee Licensed Intellectual Property to which Licensor becomes aware and will provide Licensee with any and all evidence in its possession, if any, of such infringement or misappropriation.

Section 5.2. Enforcement Action.

5.2.1. In the event of any infringement or misappropriation of the Licensee Licensed Intellectual Property, Licensor will have the right to determine an appropriate course of action to enforce such Licensee Licensed Intellectual Property or otherwise abate the infringement or misappropriation thereof, to take (or refrain from taking) appropriate action to enforce such Licensee Licensed Intellectual Property, and, in the event that Licensor elects to take action, to control any litigation or other enforcement action, to enter into or permit the settlement of any such litigation or any other enforcement action with respect to such Licensee Licensed Intellectual Property, and to recover and retain any monetary damages, settlement, royalties or other recovery arising from such litigation or other enforcement action. Licensee will use reasonable efforts to cooperate with Licensor at Licensor’s expense, in any litigation or enforcement action under this Section 5.2.1 and Licensee will join as a party to any such litigation or other enforcement action as required by Law at Licensor’s expense. Licensor shall indemnify and hold harmless Licensee against any and all Losses arising out of or in relation to (i) any such cooperation given by Licensee to Licensor and (ii) Licensee joining as a party to such litigation or other enforcement action, which Losses may include, without limitation, payment by Licensee of any Third Party legal costs as a result of Licensee joining as a party to such litigation or enforcement action.

5.2.2. In the event that Licensor takes no action against such infringer or unauthorised user, within three (3) months of the date on which it first learns of such misappropriation or infringement, then subject to Licensor’s consent (which shall not be unreasonably withheld), Licensee may take such action in the name of Licensor or in its own name, as it shall see fit and Licensor shall co-operate fully, at Licensee’s expense, with Licensee in respect thereof. Licensee shall be entitled to retain any monetary damages, settlement, royalties or other recovery, if any, recovered or obtained in any proceedings or action taken by Licensee at its own expense.

ARTICLE 6

Technical Assistance

Section 6.1. General Obligation to Disclose Licensee Licensed Intellectual Property. Licensor shall provide Licensee appropriate disclosure of the Licensee Licensed Intellectual Property as necessary for Licensee, Purchaser or any Purchasing Subsidiary to continue to conduct the Licensed Business as it was conducted on the Closing Date, and for a period of twenty-four (24) months following the Closing Date shall otherwise provide reasonable assistance necessary for Licensee to use, practice and otherwise enjoy the benefit of the rights to the Licensee Licensed Intellectual Property granted to Licensee hereunder.

Section 6.2. Assistance. For a period of twenty-four (24) months following the Closing Date, and upon prior notice from Licensee, Licensor shall grant to Licensee reasonable access to Licensor’s technical personnel who have sufficient knowledge of the Licensee Licensed Intellectual Property to provide assistance reasonably necessary for the use herein contemplated of the Licensee Licensed Intellectual Property. All reasonable and out-of-pocket costs and expenses (which shall not include the time incurred by the Licensor’s technical personnel) incurred in connection therewith shall be borne by Licensee.

ARTICLE 7

Term

Section 7.1. Term. This Agreement shall become effective as of the date first above written and as to any item of Licensee Licensed Intellectual Property, the rights and obligations contained herein shall continue during the validity of such Licensee Licensed Intellectual Property, except as may be otherwise provided herein.

Section 7.2. Right of Termination. Notwithstanding Section 7.1, upon providing prior written notice of termination to Licensee, Licensor may terminate this Agreement and the license hereunder if Licensee or any of its Sublicensees violates, defaults or fails to perform any of its respective covenants, obligations, agreements, representations or warranties contained herein, which violation, default or failure is material and not cured within ninety (90) days after receipt of a written notice thereof from Licensor. Further, Licensor may automatically terminate this Agreement and the licenses granted by it hereunder without notice to Licensee in the event that Licensee or Purchaser makes a general assignment for the benefit of its creditors, or ceases operations, or is liquidated.

ARTICLE 8

Covenants

Section 8.1. License Limitations.

All covenants contained herein shall run with all patents, patent applications and invention disclosures of Licensor and its Affiliates in existence as of the Closing Date and constituting Licensee Licensed Intellectual Property, and shall be binding on successors and assigns thereof.

Section 8.2. Licensor’s Obligations. If the use of any part of the Licensee Licensed Copyright is an infringement of the rights of another person, the Licensor shall at its option: (a) replace the relevant Licensee Licensed Copyright or any infringing part of them with a comparable non-infringing software product or document (as applicable) (without any degradation in performance or functionality); or (b) procure for the Licensee and Purchaser the right to continue using the relevant Licensee Licensed Copyright (or any part of them).

ARTICLE 9

Breach of Contract

Section 9.1. If either Party shall breach its obligations under this Agreement, such breaching party shall be responsible to the other Party for all direct losses or damages caused by such breach, including without limitation lost profits suffered by the non-breaching party. The Parties expressly agree that, in the event a Party violates, defaults or fails to perform any of its respective covenants, obligations, agreements, representations or warranties contained herein, in addition to Licensor’s right to terminate under Article 7, full legal remedy shall remain available to the non-defaulting party in such violation, default or failure, including the right to recover monetary damages or to secure such other relief appropriate to the circumstances, provided that no immaterial violation, default or failure to perform shall result in relief that unreasonably disrupts the operation of the Business.

Section 9.2. Except as expressly provided in Section 5.2.1 of this Agreement, neither Party is liable to the other Party, whether for negligence, breach of contract, misrepresentation or otherwise, for:

(a) loss or damage incurred by the other Party as a result of third party claims; or

(b) indirect or consequential damage suffered by the other Party, including without limitation, loss of profit, goodwill, business opportunity or anticipated savings.

ARTICLE 10

Representations and Warranties

Section 10.1. Licensor’s Representations and Warranties. Licensor represents and warrants to Purchaser and Licensee that:

10.1.1. to its knowledge, none of the Licensee Licensed Intellectual Property infringes upon or misappropriates the rights of any Third Party nor is infringed upon or misappropriated by any Third Party or its property;

10.1.2. there has been no unauthorized use by, disclosure to or by or infringement, misappropriation or other violation of any of the Licensee Licensed Intellectual Property by any Third Party and/or any current or former officer, employee, independent contractor, consultant or any other agent of Licensor or Seller’s Subsidiaries;

10.1.3. Licensee’s use of any of the Licensee Licensed Intellectual Property strictly in accordance with this Agreement and the express instructions of Licensor does not and will not infringe upon any Intellectual Property Rights or any other rights of any Third Party;

10.1.4. to the knowledge of Seller or its Subsidiaries, the Licensee Licensed Software does not contain any material computer viruses, worms, software bombs or similar items; and

10.1.5. Licensor has full right and authority to grant the licenses set out in Section 2.

Section 10.2. No Representation of Fitness for a Particular Purpose. ALL LICENSEE LICENSED SOFTWARE AND LICENSEE LICENSED DOCUMENTATION (INCLUDING ANY ASSOCIATED INTELLECTUAL PROPERTY RIGHTS GRANTED HEREUNDER) ARE FURNISHED “AS IS” AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES WITH RESPECT TO FITNESS FOR A PARTICULAR USE OR MERCHANTABILITY.

Section 10.3. No Other Representations and Warranties. OTHER THAN THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 10.1 ABOVE, LICENSOR MAKES NO REPRESENTATION OR WARRANTY REGARDING THE VALIDITY OR ENFORCEABILITY OF THE LICENSEE LICENSED INTELLECTUAL PROPERTY.

Section 10.4. Liability. OTHER THAN THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 10.1 ABOVE, LICENSOR MAKES NO OTHER REPRESENTATIONS, WARRANTIES, OR COVENANTS, EXPRESS OR IMPLIED, NOR SHALL LICENSOR HAVE ANY LIABILITY, IN RESPECT OF ANY INFRINGEMENT OF INTELLECTUAL PROPERTY OR OTHER RIGHTS OF THIRD PARTIES DUE TO LICENSEE’S ACTS OR OMISSIONS WITH RESPECT TO THE RIGHTS HEREIN GRANTED PROVIDED THAT THIS EXCLUSION OF LIABILITY SHALL NOT APPLY IN RESPECT OF ANY LIABILITY ARISING AS A RESULT OF ANY BREACH OR INACCURACY OF THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 10.1 ABOVE.

ARTICLE 11

Resolution of Disputes

Section 11.1. Dispute Resolution Procedure. The Parties will cooperate in good faith and use reasonable efforts to informally resolve any disputes, controversy or claim (“Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof. Except as otherwise provided in Section 11.2.4, if the Parties are not able to informally resolve a dispute under this Agreement within thirty (30) days after such dispute arises, the following procedure will be used:

11.1.1. one Party will serve upon the other Party a “Notice of Dispute” that summarizes the nature of the dispute and the efforts taken to resolve that Dispute to date;

11.1.2. within fifteen (15) Business Days of receipt of the Notice of Dispute, the Parties will conduct one or more meetings (which may take place by teleconference) of management level-representatives of each Party with knowledge of the subject matter of the dispute, which representatives will use commercially reasonable efforts to resolve the Dispute;

11.1.3. if the Dispute is not resolved at the meeting or meetings described in Section 11.1.2, then within fifteen (15) Business Days from the date of the last meeting, the Parties will schedule one or more meetings (which may take place by teleconference) of executive-level representatives of each Party, which representatives will use commercially reasonable efforts to resolve the dispute; and

11.1.4. if, following the last executive-level meeting, the dispute remains unresolved, then such dispute will be finally settled by binding arbitration conducted in accordance with Section 11.2 below.

Section 11.2. Arbitration. Except as otherwise provided in Section 11.2.4 below, if the Parties are unable to resolve a Dispute in accordance with Section 11.1, then the Party that served the Notice of Dispute on the other Party must submit the Dispute to arbitration by the

Hong Kong International Arbitration Centre under the rules of UNCITRAL (the “Rules”) as are in force at the date of the notice of arbitration commencing any such arbitration, but subject to the amendments made to the Rules by the rest of this Section 11.2. For the purpose of such arbitration, there shall be a board of arbitration (the “Board of Arbitration”) consisting of three arbitrators, each of Licensor and Licensee shall select one (1) member and the third member shall be selected by mutual agreement of the other members, or if the other members fail to reach agreement on a third member within twenty (20) days after their selection, such third member shall thereafter be selected by the Hong Kong International Arbitration Centre upon application made to it for such purpose. The place of arbitration shall be in Hong Kong. All arbitration proceedings shall be conducted in the English language. The arbitrators shall decide any such Dispute or claim strictly in accordance with the governing law specified in Section 12.5 of this Agreement. Judgment upon any arbitral award rendered hereunder may be entered in any court, and/or application may be made to any such court for a judicial acceptance of the award and/or an order of enforcement, as the case may be.

11.2.1 Each Party shall cooperate in good faith to expedite (to the maximum extent practicable) the conduct of any arbitral proceedings commenced under this Agreement.

11.2.2 The costs and expenses of the arbitration, including the fees of the arbitration, shall be borne equally by each Party to the Dispute or claim, and each Party shall pay its own fees, disbursements and other charges of its counsel.

11.2.3 Any award made by the Board of Arbitration tribunal shall be final and binding on each of the Parties that were Parties to the Dispute and their respective successors and assigns. The Parties expressly agree to waive the applicability of any laws and regulations that would otherwise give the right to appeal the decisions of the Board of Arbitration so that there shall be no appeal to any court of law from the award of the Board of Arbitration, and a Party shall not challenge or resist the enforcement action taken by any other Party in whose favor an award of the arbitration tribunal was given.

11.2.4 Notwithstanding this Section 11.2 or any other provision to the contrary in this Agreement, no Party shall be obligated to follow the foregoing arbitration procedures where that Party intends to apply to any court of competent jurisdiction for an interim injunction or similar equitable relief against the other, provided there is no unreasonable delay in the prosecution of that application.

11.2.5 This Agreement and the rights and obligations of the Parties shall remain in full force and effect pending the award in any arbitration proceeding hereunder.

ARTICLE 12

Miscellaneous

Section 12.1. Entire Agreement. This Agreement (including the Schedules attached hereto or delivered in connection herewith), the Acquisition Agreement (including the Schedules and Exhibits attached thereto or delivered in connection therewith), the Supplement, the Transaction Documents and the Confidentiality Agreement, constitute the entire agreement between the Parties and supersede all prior agreements and understandings, oral and written, between the Parties with respect to the subject matter hereof and thereof, including, without limitation, Section 5.22 of the Acquisition Agreement. If there is conflict or contradiction between this Agreement and the other agreements mentioned above, this Agreement shall prevail in relation to any issues arising out of or in connection with the Licensee Licensed Intellectual Property.

Section 12.2. Successors and Assigns.

12.2.1. The terms and conditions of this Agreement will inure to the benefit of, and be binding upon, the respective successors and assigns of the Parties hereto. This Agreement and the license and other rights granted or created hereunder may not be assigned, in whole or in part, by Licensee without the prior written consent of Licensor, and any attempted assignment shall be null and void.

12.2.2. Nothing in this Agreement, express or implied, is intended to confer any rights or remedies hereunder on any Person other than Licensee or Licensor and their respective Affiliates or any of their respective successors and permitted assigns.

Section 12.3. Modification and Waiver. No amendment, modification or alteration of the terms or provisions of this Agreement will be binding unless the same is in writing and duly executed by each of the Parties hereto, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the Party which is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Agreement will be deemed to, or will, constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any Party to this Agreement in exercising any right, power or privilege hereunder will operate as a waiver thereof.

Section 12.4. Notices. Any notice, request, instruction or other document or communications required or permitted to be given hereunder by any Party to any other Party will be provided in accordance with the terms of Section 9.1 of the Acquisition Agreement.

Section 12.5. Governing Law. The laws of the People’s Republic of China will govern the interpretation, construction, validity, performance and enforcement of this Agreement.

Section 12.6. Severability. If any provision of this Agreement or the application of any such provision to any Person, Party or circumstance will be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision of this Agreement and this Agreement will remain in full force and effect and will be effectuated as if such illegal, invalid or unenforceable provision is not part thereof.

Section 12.7. Schedules. The Parties hereto acknowledge and agree that the Schedules attached hereto are an integral part of this Agreement, and are hereby incorporated by reference herein and made a part hereof.

Section 12.8. Section Headings. The Recitals, the Table of Contents, the List of Schedules and the headings of the articles, sections and paragraphs contained in this Agreement are inserted for convenience only and will not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 12.9. Counterparts. This Agreement may be executed in two or more counterparts, each of which will for all purposes be deemed to be an original but all of which together will constitute one and the same instrument.

Section 12.10. No Strict Construction. Licensor and Licensee each acknowledge that this Agreement has been prepared jointly by the Parties and shall not be strictly construed against any Party.

Section 12.11. Language. This Agreement is written in the English language. Any Chinese version of this Agreement shall be for convenience purposes only and shall not affect the interpretation hereof.

Section 12.12. Further Assurances. Each Party shall do and execute, or arrange for the doing and executing of, each necessary act, document and thing to implement this Agreement, including without limitation executing and delivering and recording any license required by local law, with terms consistent with this Agreement to the extent permitted by such local law, in the relevant country or jurisdictions.

Section 12.13. Licensor Acknowledgement Regarding LWY Licensor acknowledges that Legend Holdings Limited, Yu Bing and Wang Zheng are executing this Agreement as promoters and shareholders of LWY only and LWY shall, after its incorporation, ratify this Agreement by executing this Agreement in the manner provided below. From the date this Agreement is ratified by LWY, LWY shall, for all intent and purposes, be regarded as having entered into this Agreement as Licensee as if it had already been incorporated as of the day and year first above written and thereby replacing Legend Holdings Limited, Yu Bing and Wang Zheng as Licensee.

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IN WITNESS WHEREOF, each of the Parties have caused this Agreement to be duly executed in duplicate originals by their duly authorized representatives as of the day and year first above written.

LICENSOR

LENOVO (BEIJING) LIMITED

By:	/s/ Yang Yuanqing
Name:	Yang Yuanqing
Title:	Chief Executive Officer

LICENSEE

LEGEND HOLDINGS LIMITED		YU BING
for and on behalf of LWY		for and on behalf of LWY

By:	/s/ Tang Xudong	By:	/s/ Yu Bing
Name:	Tang Xudong	Name:	Yu Bing
Title:	Vice President

WANG ZHENG
for and on behalf of LWY

By:	/s/ Wang Zheng
Name:	Wang Zheng

We hereby ratify this Agreement as of the date and year set forth below:

LWY

By:
Name:
Title:
Date:

Patent, Copyright and Technology License Agreement

Schedule 1.1

Definitions

As used in this Agreement, each of the following capitalized terms will have the respective meanings set forth below:

“Agreement” means this Patent, Copyright and Technology License Agreement and each and all of the Schedules referred to in, or attached to this Agreement, as may be amended from time to time by mutual agreement of the Parties in accordance with Section 12.3.

“Incidental Code” means any portion of Licensee Licensed Software, which portion was, on or prior to the Closing Date, included with or in products, programs, or services (other than Products) of Licensor or its Subsidiaries, or was developed by Licensor employees not assigned to Licensor’s Licensed Business.

“Intellectual Property Rights” means all rights, title and interest in and to any Intellectual Property.

“Law” means all Chinese national or local laws, regulations and rules or, as applicable, the federal, state or local constitutions, statutes, codes, rules, regulations, ordinances, executive orders, decrees or edicts by a Governmental Authority of another competent jurisdiction having the force of law.

“Licensed Business” means the provision by Purchaser or its Subsidiaries after the Closing Date of products and services (other than hardware support and maintenance services) offered by the Business (other than the Telecommunications Applications Services Division or the Insurance IT Services Division) prior to the Closing Date (and any such product or service after the Closing Date whose components have been enhanced or upgraded if the resulting product or service provides the same function as the product or service to which it is a successor) to any customer segment, but in all events excluding (i) products and services offered or provided to individual customers and consumers and (ii) activities relating to Server Products or terminal devices of any kind, including, without limitation, personal digital assistants (PDAs), personal computers, mobile phone handsets, etc.

“Licensee Licensed Copyright” means the Licensee Licensed Software and Licensee Licensed Documentation listed in Schedule 2.1.3.

“Licensee Licensed Documentation” means the tangible embodiments of information, technology, ideas, concepts, know-how, techniques and scientific, technical, research, development, engineering and business information, identified in Schedules 2.1.1, 2.1.2 and 2.1.3 as such. The term “Licensee Licensed Documentation” excludes embodiments of Third Party information, even if such information is included in the items identified in Schedules 2.1.1, 2.1.2 and 2.1.3.

“Licensee Licensed Intellectual Property” means the Intellectual Property Rights, including the Patents listed in Schedules 2.1.1 and 2.1.2 hereto.

“Licensee Licensed Software” means the software programs identified on Schedule 2.1.3, in Object Code form, Source Code form, or both, as indicated in Schedule 2.1.3. Notwithstanding the preceding sentence, Licensee Licensed Software does not include (even if included in a software program identified in Schedule 2.1.3):

(i)	programs not used exclusively by Licensor in making Products on the Closing Date;

(ii)	Incidental Code; or

(iii)	Third Party Programs.

“LWY” means the corporation to be incorporated pursuant to Section 5.1 of the Supplement.

“Object Code” means computer programming code substantially in binary form that is directly executable by a computer after processing, but without compilation or assembly.

“Product” means any product or material which incorporates or uses any portion of the Licensee Licensed Intellectual Property.

“Server Products” shall mean any server, blade, thin client or similar product generally used through a network where access to such server or product may be shared simultaneously by multiple users, accessed by a single user, or another server product(s).

“Source Code” is computer programming code other than Object Code that may be displayed in a form readable and understandable by a programmer of ordinary skill.

“Supplement” means the Supplement and Amendment No. 1 to the Acquisition Agreement.

“Third Party” means a Person other than a Party or any director, officer or employee of a Party or an Affiliate of a Party or their successors and assigns hereunder.

“Third Party Programs” means all software programs or portions thereof in Object Code form, Source Code form, or both in which copyrights are owned by Third Parties.

Schedule 2.1.1

LICENSEE LICENSED INTELLECTUAL PROPERTY SUBJECT TO EXCLUSIVE LICENSE

Schedule 2.1.2

LICENSEE LICENSED INTELLECTUAL PROPERTY SUBJECT TO NON-EXCLUSIVE LICENSE

Schedule 2.1.3

LICENSEE LICENSED COPYRIGHT

All software programs, including the Source Code and the Object Code, and the design documentation relating to the electronic system the sales system and the RB system used in the conduct of the business of the Security Service Division, developed by Seller and/or its Affiliates based on and are additions to their standard information systems.

Exhibit A

ACCESSION AGREEMENT

THIS ACCESSION AGREEMENT (this “Agreement”), dated as of                     , 20    , is entered into by and between                      (“Sublicensee”), a corporation organized under the laws of                     , [LWY], a company established under the laws of the People’s Republic of China (“Licensee”), and Lenovo (Beijing) Limited, a company established under the laws of the People’s Republic of China (“Licensor”).

WHEREAS, reference is made to that certain Acquisition Agreement dated as of July 27, 2004, as supplemented and amended (the “Acquisition Agreement”) by and between Seller and Lenovo Group Limited (“Seller”) and that certain Patent, Copyright and Technology License Agreement (the “License Agreement”), dated as of                     , 2004, by and between Licensee and Licensor.

WHEREAS, the License Agreement allows Licensee to sublicense certain rights to Sublicensee and Licensee wishes Sublicensee to accede to the License Agreement in order to establish contractual privity with Licensor and thereby obtain the same rights and obligations of Licensee under the License Agreement without releasing Licensee from its obligations thereunder.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties, intending to be legally bound, hereby agree as follows:

Section 1. Capitalized terms used by not defined herein have the respective meanings ascribed to them in the License Agreement.

Section 2. Sublicensee hereby accedes to the License Agreement as if originally a party thereto for purposes of the rights granted to it pursuant to Sections 2.1.1, 2.1.2 and 2.1.3 thereof and agrees to be bound by all terms and conditions of the License Agreement pertaining to such rights as if originally a party thereto as “Licensee”, with such terms and conditions applying mutatis mutandis to Sublicensee, and Sublicensee having contractual privity with Licensor.

Section 3. Licensee hereby acknowledges that it remains bound by the terms and conditions of the License Agreement and that Sublicensee’s accession to the License Agreement shall not operate as a novation, assignment, substitution or release, of any kind, of Licensee or any of its duties or obligations under the License Agreement. Licensee acknowledges that it shall be responsible for the acts of Sublicensee under the License Agreement and shall require that Sublicensee complies with all of the obligations imposed on Licensee in relation to the rights sublicensed hereunder that are contained in the License Agreement which obligations shall be fully incorporated in the sublicense granted hereunder. Failure of or breach by Sublicensee to meet its obligations under the sublicense granted hereunder shall be deemed a failure or breach attributable to Licensee, as though Licensee itself had committed the act or omission of Sublicensee and shall entitle Licensor to take action against Licensee or Sublicensee as set forth in the License Agreement to terminate the license grant.

IN WITNESS WHEREOF, each of the Parties have caused this Agreement to be duly executed in duplicate originals by their duly authorized representatives as of the day and year first above written.

LICENSOR

LENOVO (BEIJING) LIMITED

By:
Name:
Title:

LICENSEE

[LWY]

By:
Name:
Title:

SUBLICENSEE

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Name:
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